SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant[ ]
         Check the appropriate box:
         [X] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to ss.240.14a-12

                              Concord Camera Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
             1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

             2)   Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

             4)   Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

             (5)  Total fee paid:

                  --------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)   Amount previously paid:

                  --------------------------------------------------------------

             2)   Form, Schedule or Registration Statement no.:

                  --------------------------------------------------------------

             3)   Filing Party:

                  --------------------------------------------------------------

             4)   Date Filed:

                  --------------------------------------------------------------

                              CONCORD CAMERA CORP.
                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida 33021

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2000


To the Shareholders of Concord Camera Corp.:

         Notice is hereby given that the Annual Meeting of Shareholders of Concord Camera Corp. (the "Company") will be held at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316 on April 24, 2000, at 10:00 a.m., local time, for the following purposes:

         1.   To elect directors for the ensuing year;

         2. To approve an amendment to the Company's Certificate of Incorporation to authorize the Company to issue up to 1,000,000 shares of preferred stock;

         3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending July 1, 2000; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 3, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         Management requests that all shareholders sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                                              By Order of the Board of Directors


                                              Brian King
                                              Secretary


March 24, 2000

                              CONCORD CAMERA CORP.

                                 ---------------

                                 PROXY STATEMENT
                              dated March 24, 2000

                                 ---------------


                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        to be held Monday, April 24, 2000

                                 ---------------


         This Proxy Statement is furnished by the Board of Directors (the "Board") of CONCORD CAMERA CORP. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders which will be held at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316 on April 24, 2000, at 10:00 a.m., local time, and all adjournments thereof (the "Annual Meeting").

         The Board has fixed the close of business on March 3, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of that date, there were issued and outstanding 11,042,254 shares of common stock, no par value (the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of a majority of all the outstanding Common Stock constitutes a quorum at the Annual Meeting. Shares of Common Stock represented by proxies that reflect abstentions and "broker non-votes" (i.e., Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be counted as a vote cast for the purpose of determining the number of votes required to approve a proposal.

         Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked (i) by written notice to the Company, Attention: Secretary, (ii) execution of a subsequent proxy or
(iii) attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares of Common Stock represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof. Unless otherwise specified in the proxy (and except for "broker non-votes" described above), shares of Common Stock represented by proxies will be voted (i) FOR the election of management's nominees for directors, (ii) FOR the proposed amendment to the Company's Certificate of Incorporation, (iii) FOR the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as independent auditors of the Company for the fiscal year ending July 1, 2000 ("Fiscal 2000"), and (iv) in the discretion of the proxy holders with respect to such other matters as may come before the Annual Meeting.

         The Company's executive offices are located at 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021. On or about March 24, 2000, this Proxy Statement, the accompanying form of proxy and the Annual Report of the Company for the fiscal year ended July 3, 1999 ("Fiscal 1999"), including financial statements, are to be mailed to shareholders of record.

                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

Nominees for Election of Directors

         Pursuant to Article III of the Company's By-laws, as amended, the Board has fixed the number of directors constituting the entire Board at seven. All seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. In voting for directors, each shareholder is entitled to cast one vote for each share of Common Stock held of record, either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. If any of the nominees should become unavailable for election, the shares of Common Stock represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The election of directors requires the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR each of the nominees. It is intended that proxies that do not withhold the authority to vote for the nominees will be voted FOR each of the nominees.

         The following sets forth information with respect to each nominee for director, all of whom are currently serving as directors of the Company. The information has been furnished to the Company by the individuals named.

                                           Year First
                                           Elected/
                                           Nominated
 Name of Nominee          Age              Director    Positions and Offices with the Company
 ---------------          ---              --------    --------------------------------------

Ira B. Lampert            54                  1993     Chairman of the Board, Chief Executive
                                                       Officer and President; Director of
                                                       Concord Camera HK Limited, Concord
                                                       Camera GmbH, Concord Camera (Europe)
                                                       Ltd., Concord Camera Illinois Corp.,
                                                       Concord Keystone Sales Corp., and
                                                       Concord Camera France S.A.R.L.
Eli Arenberg              72                  1988     Director
Ronald S. Cooper          61                  2000     Director
Morris H. Gindi           55                  1988     Director
Joel L. Gold              58                  1991     Director
J. David Hakman           58                  1993     Director
Kent M. Klineman          67                  1993     Director



         Ira B. Lampert was appointed to the positions of Chairman of the Board and Chief Executive Officer of the Company in July 1994. Mr. Lampert was President and Chief Operating Officer from June 1993 through January 1996 and has been a Director of the Company since June 1993. On July 31, 1998, Mr. Lampert was appointed to the additional position of President. Mr. Lampert is a Board Member of the Queens College Foundation, a part of the City University of New York. He is also the Treasurer of the Boys Brotherhood Republic, a non-profit organization for underprivileged children in the New York City area.

         Eli Arenberg joined the Company in April 1984 as Vice President of Sales and Marketing and in September 1989 was promoted to Senior Vice President of Sales. In February 1992, Mr. Arenberg retired and in July 1994 made his services available to the Company under a consulting agreement with ELA Enterprises, Inc. (the "ELA Enterprises Consulting Agreement"), a Florida corporation wholly-owned by Mr. Arenberg. See "Certain Relationships and Related Transactions" below.

         Ronald S. Cooper has served as a director of the Company since January 2000. He is a Principal of LARC Strategic Concepts, LLC, a consulting firm focusing on emerging growth companies, which he co-founded in January 1999. Mr. Cooper joined Ernst & Young LLP in 1962, became a partner there in 1973, and was Managing Partner of its Long Island office from 1985 until he retired from the firm in October 1998. He is a director of Frontline Capital Group, a publicly traded "e-commerce collective."

         Morris H. Gindi is the Chief Executive Officer of Notra Trading Corp., Inc., located in Woodbridge, New Jersey, and has served in such capacity since 1983. Notra Trading Corp., Inc. is an import agent in the housewares and domestics industry. Mr. Gindi has over 27 years experience in importing.

         Joel L. Gold has been Executive Vice President of Berry Shino Securities since January 2000. Mr. Gold was Executive Vice President of J.W. Barclay & Co. Inc. from September 1999 to December 1999 and Senior Vice President of Solid ISG Capital Markets LLC from January 1999 to September 1999. He was Senior Managing Director of Inter Bank Capital Group LLC, an investment bank, from October 1997 to January 1999. From March 1996 through September 1997, Mr. Gold was an Executive Vice President at L.T. Lawrence & Co., Inc., an investment bank. From April 1995 through March 1996, Mr. Gold was a Managing Director at Fector Detwiler & Co. Inc., an investment bank. From January 1992 through April 1995, Mr. Gold was a Director at Furman Selz Incorporated, an investment bank. From April 1990 through December 1991, Mr. Gold was a Managing Director at Bear, Stearns & Co. Inc., New York, New York. From 1971 through February 1990, Mr. Gold was a Managing Director at Drexel Burnham Lambert. Mr. Gold is a director of BCAM International, Life Medical Sciences, PMCC Financial Corp. and Sterling Vision.

         J. David Hakman has been the owner and Chief Executive Officer of Hakman Capital Corporation and its affiliated companies since 1979, an investment and merchant banking concern and member of the National Association of Securities Dealers, Inc. Mr. Hakman is a director of Hanover Direct, Inc., a firm engaged in the direct marketing business.

         Kent M. Klineman has been an attorney and private investor and has served as a director of several closely held companies during the past five years. Mr. Klineman is a director and secretary of EIS International, Inc., and a director of Dealers Alliance Credit Corp. and Dealers Alliance Capital Corp.

Meetings and Committees of the Board of Directors

         In Fiscal 1999, the Board held five meetings. The Board has an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee, a Nominating Committee and a Marketing Committee.

         The Audit Committee, consisting of Kent M. Klineman (Chairman), J. David Hakman and Eli Arenberg, reviews and reports to the Board with respect to various auditing and accounting matters including recommendations to the Board as to the selection of the Company's independent auditors, the scope of audit procedures, general accounting policy matters and the performance of the Company's independent auditors. The Audit Committee held four meetings in Fiscal 1999.

         The Compensation and Stock Option Committee, consisting of Joel L. Gold (Chairman) and Morris Gindi, reviews and makes recommendations to the Board regarding all executive compensation. The Compensation and Stock Option Committee held three meetings in Fiscal 1999.

         The Nominating Committee, consisting of Ira B. Lampert, Joel Gold, and Kent Klineman nominates those persons who will be invited to stand for election to the Board of Directors as management nominees at any and all ensuing meetings of the shareholders of the Company or pursuant to any actions with respect to the election of directors to be taken by written consent of the shareholders. The Nominating Committee held one meeting in Fiscal 1999. Shareholder suggestions of one or more nominees for election to the Board may be sent in writing to the Nominating Committee, Attention: Chairman, c/o Concord Camera Corp., Suite 650-N 4000 Hollywood Blvd., Hollywood, Florida 33021.

         In Fiscal 1999, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees on which they served.

Director Compensation

         Each non-employee member of the Board receives: (i) an annual fee of $15,000 (increased from $10,000 as of January 1, 1999) for serving on the Board;
(ii) a $2,500 annual fee for each Board committee on which he serves ($3,500 for serving as Chairman); and (iii) $1,000 (increased from $750 as of January 1,
1999) for each Board or committee meeting attended.

         In addition, pursuant to the Company's Incentive Plan, each non-employee director automatically receives the following options to purchase shares of the Common Stock. Upon appointment to the Board, each non-employee director receives: (i) an option to purchase up to 20,000 shares, which option vests as to 4,000 shares on the following January 1 and on each January 1 thereafter (provided that, if a director fails to attend at least 75% of the Board meetings in any calendar year, then the options that would have vested on the next January 1 are forfeited); and (ii) an immediately exercisable option to purchase 6,500 shares (increased from 1,000 shares on April 22, 1999). On each anniversary of his appointment, each non-employee director receives another immediately exercisable option to purchase 6,500 shares (increased from 1,000 shares on April 22, 1999). All of the foregoing options have an exercise price equal to the closing price of the Common Stock on the date of grant and expire on the earlier of: (i) five years from the grant date; or (ii) one year after the grantee ceases to be a member of the Board.

         As of October 22, 1998, the Company extended the expiration dates of the following options held by non-employee directors: (i) options granted on November 23, 1993 to Messrs. Gindi, Gold, Hakman and Klineman to purchase up to 15,750 shares of Common Stock each were extended from November 22, 1998 to January 31, 2004; and (ii) an option granted on July 17, 1994 to Mr. Arenberg to purchase up to 21,000 shares of Common Stock was extended from July 17, 1999 to July 17, 2004.

Executive Officers

         Set forth below are the names of the executive officers of the Company, together with certain biographical information for each of them (other than Mr. Lampert for whom biographical information is provided above):

Name of Executive Officer            Age        Positions and Offices with the Company
-------------------------            ---        --------------------------------------

Ira B. Lampert                       54         Chairman of the Board, Chief Executive Officer and President

Brian F. King                        47         Senior Vice President and Secretary; Managing Director of
                                                Concord Camera HK Limited

Urs W. Stampfli                      48         Director of Global Sales and Marketing

Keith L. Lampert                     30         Vice President; Vice President, Operations, Concord Camera HK
                                                Limited

Harlan I. Press                      35         Corporate Controller and Assistant Secretary


         Brian F. King has been Senior Vice President for the Company since August 1998. He is also Secretary of the Company and Managing Director of Concord Camera HK Limited, and has held such positions since August 1996. Mr. King joined the Company in March 1996 as Vice President of Corporate and Strategic Development. From June 1991 through February 1996, he was Managing General Partner of Cripple Creek Associates, a partnership that built and operated two casinos in Cripple Creek, Colorado.

         Urs W. Stampfli has been Director of Global Sales and Marketing for the Company since May 1998. From 1992 to April 1998, Mr. Stampfli was Vice President, Marketing, Photo Imaging Systems of Agfa Division, Bayer Corporation.

         Keith L. Lampert (Ira B. Lampert's son) has been a Vice President of the Company since August 1998. Mr. Lampert is responsible for operations in the Peoples Republic of China and has various other duties within the Company. He joined the Company in 1993 and has been Vice President, Operations of Concord Camera HK Limited since May 1995. Prior thereto, Mr. Lampert was Financial Analyst and Assistant to the Managing Director of Concord Camera HK Limited.

         Harlan I. Press has been Corporate Controller and Assistant Secretary of the Company since October 1996. Mr. Press has also served as a Director of Concord Camera HK Limited since September 1997. He joined the Company in April 1994 and has held the position of Chief Accounting Officer since November 1994. Prior to joining the Company, Mr. Press was a Senior Field Examiner for the CIT Group from April 1993 through April 1994. From December 1991 through April 1993, Mr. Press served as the Production Manager and Inventory Controller for Sandberg and Sikorski Diamond Corp., a jewelry manufacturer. From 1986 to December 1991, he was a Senior Accountant in BDO Seidman's Audit Division.

Executive Compensation

         The following table contains certain information regarding aggregate compensation paid or accrued by the Company during Fiscal 1999 to the Chief Executive Officer and to each of the other four highest paid executive officers.


------------------------------------------------------------------------------------------------------------------------------------

                                                     SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Long-Term
                                                              Annual Compensation                   Compensation
                                                                                                       Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Shares
                                                                                 Other Annual        Underlying        All other
                                   Fiscal           Salary         Bonus         Compensation         Options        Compensation
Name and Principal Position         Year             ($)            ($)              ($)                (#)               ($)
---------------------------        ------            ----          ----          ------------        ----------      ------------
------------------------------------------------------------------------------------------------------------------------------------

Ira B. Lampert                      1999           $616,668        $350,000*       $148,595(1)             --        $409,061(10)
   Chairman, Chief Executive        1998            541,667              --         210,383(2)             --          14,973(11)
     Officer and President          1997            545,205              --         200,141(3)        695,000(9)       10,350(11)
------------------------------------------------------------------------------------------------------------------------------------

Brian F. King                       1999            322,460         150,000*         48,000(4)             --         105,783(12)
   Senior Vice President;           1998            231,738              --          78,000(5)             --           1,721(11)
   Managing Director of             1997            170,000              --          73,000(6)        147,500(9)          783(11)
   Concord HK
------------------------------------------------------------------------------------------------------------------------------------

Keith L. Lampert                    1999            167,052          75,000*         25,000(7)             --          72,037(13)
   Vice President                   1998            139,849              --          25,000(7)             --             535(11)
                                    1997            109,896              --          25,000(7)         50,000(9)          500(11)
------------------------------------------------------------------------------------------------------------------------------------

Urs W. Stampfli                     1999            175,000           5,000*         12,000(8)             --           7,245(11)
   Director of Global Sales         1998             23,275              --              --            45,000              --
   and Marketing                    1997                 --              --              --                --              --
------------------------------------------------------------------------------------------------------------------------------------

Harlan I. Press                     1999            140,178          40,000*          4,833(8)         20,000             790(11)
   Corporate Controller             1998            115,000              --              --            15,000             640(11)
                                    1997             92,100              --           2,400(8)         25,000(9)          640(11)
------------------------------------------------------------------------------------------------------------------------------------

(*) Represents bonuses determined and paid by the Company in Fiscal 1999 based on the Company's and the executive's performance in Fiscal 1998.

(1) Represents $35,595, $48,000 and $65,000 paid for auto lease and costs, partial housing costs and reimbursement of taxes, respectively.

(2) Includes $30,939, $108,300 and $62,594 paid for auto lease and costs, reimbursement of taxes and partial housing costs, respectively.

(3) Includes $38,068, $102,036 and $45,360 paid for auto lease and costs, reimbursement of taxes and partial housing costs, respectively.

(4) Represents $12,000 and $36,000 paid for an auto allowance and housing allowance paid for living arrangements in the Far East, respectively.

(5) Represents $18,000 and $60,000 paid for an auto allowance and housing allowance paid for living arrangements in the Far East, respectively.

(6) Represents $18,000 and $55,000 paid for auto allowance and housing allowance paid for living arrangements in the Far East, respectively.

(7) Represents auto and housing allowances paid for living arrangements in the Far East.

(8)    Represents auto allowances paid.

(9) These options were granted prior to Fiscal 1997, canceled and repriced during Fiscal 1997.

(10) Represents $389,827 of indebtedness forgiven by the Company as part of a conditional release program (see "Certain Relationships and Related Transactions" below) and $19,234 paid for insurance premiums.

(11)   Represents insurance premiums paid by the Company.

(12) Represents $103,954 of indebtedness forgiven by the Company as part of a conditional release program (see "Certain Relationships and Related Transactions" below) and $1,829 paid by the Company for insurance premiums.

(13) Represents $71,468 of indebtedness forgiven by the Company as part of a conditional release program (see "Certain Relationships and Related Transactions" below) and $569 paid by the Company for insurance premiums.

Stock Options

         The following table sets forth information concerning stock option grants made during Fiscal 1999 to the executive officers named in the "Summary Compensation Table." The stock options identified in the table vest in equal portions over four years.

                       STOCK OPTION GRANTS IN FISCAL 1999

----------------------------------------------------------------------------------------------------------------

                    Number of      % of Total
                     Shares         Options                                      Potential Realizable Value
                   Underlying      Granted to      Exercise                        at Assumed Annual Rates
                     Options      Employees in      Price       Expiration       of Stock Price Appreciation
Name                 Granted      Fiscal 1999       ($/Sh)         Date                 for Option Term
----                 -------      ------------     --------     ----------       ---------------------------
                                                                                    5% ($)          10% ($)
                                                                                    ------          -------

 Harlan I. Press     20,000          19.6%          $3.250     08 Sept. 2008       40,878           103,593

----------------------------------------------------------------------------------------------------------------



         The following table sets forth information concerning stock option exercises during Fiscal 1999 by each of the executive officers named in the "Summary Compensation Table" and the fiscal year-end value of unexercised options held by such officers, based on the closing price of $5.5625 for the Common Stock on July 3, 1999.


                AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1999
                        AND FISCAL YEAR-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------------

                                                                Number of Shares            Value of Unexercised
                                                                  Underlying                   In-the-Money
                                Shares                        Unexercised Options            Options at FY End
                               Acquired                         at FY End (#)                       ($)
                                  on           Value       --------------------------    ---------------------------
                             Exercise (#)   Realized ($)   Exercisable  Unexercisable    Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------

      Ira B. Lampert              --             --          705,000           --         $2,390,625         --
--------------------------------------------------------------------------------------------------------------------

      Brian F. King               --             --          193,333           --            629,374         --
--------------------------------------------------------------------------------------------------------------------

      Keith L. Lampert            --             --          137,000        8,000            457,580    $44,500
--------------------------------------------------------------------------------------------------------------------

      Urs W. Stampfli             --             --           15,000       30,000                938      1,875
--------------------------------------------------------------------------------------------------------------------

      Harlan I. Press             --             --           55,000       15,000            134,843     34,688
--------------------------------------------------------------------------------------------------------------------

Executive Employment Agreements

         The employment agreement between the Company and Ira B. Lampert dated as of May 1, 1997, was amended as of January 1, 1999 (as amended, the "Lampert Agreement"). Pursuant to the Lampert Agreement, Mr. Lampert serves in the capacities of Chairman, Chief Executive Officer and President of the Company. The Lampert Agreement provides for an annual salary of $650,000, has a term of four years and provides for the term of employment to be automatically extended for one additional day for each day of the term of employment during which neither party notifies the other that the term of employment should not be extended.

         In the Lampert Agreement, the Company agreed to adopt a supplemental executive retirement plan (as amended, the "SERP") for the benefit of Mr. Lampert and to cause $14,167, increased to $18,333 as of January 1, 1999, to be credited to this account each month ("Monthly Credit") for the benefit of Mr. Lampert. The balance in the SERP account will always be 100% vested and not subject to forfeiture. Each time the Company credits a Monthly Credit to the SERP account, the Company will simultaneously contribute an amount equal to such credit to a trust established for the purpose of accumulating funds to satisfy the obligations incurred by the Company pursuant to the establishment of the SERP. The Lampert Agreement prohibits Mr. Lampert from competing with the Company for a one-year period following the termination of Mr. Lampert's employment with the Company.

         The Terms of Employment between Urs Stampfli and the Company, effective as of May 15, 1998, provide for an annual salary of $175,000, increased to $192,500 effective as of July 1, 1999. These terms expire after three years, unless renewed by mutual agreement of the parties, and may be terminated by either party on one month's notice during the first year of his employment, on two months' notice during the second year and on three months' notice during the third year. They also prohibit Mr. Stampfli from competing with the Company for one year following the termination of his employment with the Company.

Compensation Committee Report on Executive Compensation

         Chief Executive Officer ("CEO"). As discussed in greater detail elsewhere in this Proxy Statement, the Lampert Agreement was amended as of January 1, 1999 to increase Mr. Ira Lampert's annual salary. This action was taken in order to provide additional incentive to Mr. Lampert to continue to exert his utmost efforts in contributing to the Company's success and prosperity, thereby benefiting the Company and its shareholders. See "Executive Employment Agreements."

         In determining the appropriate level of compensation for Mr. Lampert, the Compensation and Stock Option Committee (hereinafter, the "Compensation Committee") engaged the services of outside compensation consultants to obtain information and advice about competitive levels of compensation and particular compensation techniques used by public companies of comparable size (i.e., with comparable annual sales volume). The Compensation Committee approved the Lampert Agreement based on such subjective criteria as: (i) the complex international structure and operations of the Company, which are equivalent to those of large international corporations (although its revenues are not); (ii) the contentious legal environment in which the Company operates; (iii) the parity of CEO pay with other existing executive officers of the Company and executive officers to be hired in the future; (iv) the financial turn-around of the Company, (v) prior pay practices of the Company for its former CEO; and (vi) the extensive amount of time and world-wide travel that the CEO position entails. Mr. Lampert spends a significant amount of time at the Company's offices in Hong Kong and its manufacturing facilities in China, in addition to his travels to other parts of the Far East and Europe.

         In order to further the Company's interest in retaining the services of Mr. Lampert and certain other members of senior management, and in order to provide additional long-term incentive to such individuals, in April 1999 the Compensation Committee approved a conditional release program under which the Company agreed to forgive certain debts incurred in connection with stock purchases under the Management Equity Provisions of the Company's Incentive Plan. This program provides for the release of those debts in installments over a period of years and is conditioned upon the individual's continued employment with the Company. See "Certain Relationships and Related Transactions."

         Executive Officers Generally. The CEO recommends the level of compensation of each executive officer to the Compensation Committee based on such subjective criteria as the compensation of executives at corporations of similar size and operations, years of service to the Company, the amount of time and travel the position requires, the effort put forth during the past year and the desire to encourage the long-term commitment of the executive. The Compensation Committee considers each of these factors in determining whether to approve or modify each of the CEO's recommendations. With respect to new executives, the CEO and the Compensation Committee also take into consideration the results of any arms-length negotiations between the Company and such executive. In addition, as part of the compensation package of each executive, the CEO recommends, and the Compensation Committee considers, the grant of stock options to each executive based on the above factors. It is the Compensation Committee's policy to make stock options as large a portion of an executive's gross compensation package as is reasonable because of the benefits that such long-term incentives provide to the shareholders and to the Company.

         Joel L. Gold
         Morris Gindi

Beneficial Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information as of February 29, 2000, with respect to: (i) those persons or groups known to the Company to beneficially own more than 5% of the Common Stock; (ii) each director and each nominee for director; (iii) each executive officer named in the "Summary Compensation Table"; and (iv) the Company's directors and executive officers as a group:

                                                                                                      Percent
                                                                         Amount and Nature of            of
   Name and Address of Beneficial Owner                                  Beneficial Ownership(1)      Class(1)
   ------------------------------------                                  -----------------------      --------

   (i)   Beneficial Owners of More than 5%
         of the Common Stock

         Theodore H. Kruttschnitt                                           1,205,000                   10.9%
           1350 Bayshore Blvd., Suite 850
           Burlingame, California  94010

         "MEP Group" of Company Officers                                    1,463,783(2)                12.0%
           or Employees as described in (2) below
           Concord Camera Corp.
           4000 Hollywood Boulevard
           Presidential Circle - Suite 650N
           Hollywood, Florida 33021


   (ii)  Directors and Nominees

         Ira B. Lampert                                                       980,450(2)(3)              7.7%
           Concord Camera Corp.
           4000 Hollywood Boulevard
           Presidential Circle - Suite 650N
           Hollywood, Florida 33021

         Eli Arenberg                                                          54,250(4)                  *
           9578 Harbour Lake Circle
           Boynton Beach, Florida  33437

         Ronald S. Cooper                                                      13,000(5)                  *
           LARC Strategic Concepts LLC
           115 Eileen Way, Suite 103
           Syosset, New York 11791

         Morris Gindi                                                          37,250(6)                  *
           Notra Trading Corp., Inc.
           One Woodbridge Center
           Woodbridge, New Jersey  07095

         Joel L. Gold                                                          37,750(7)                  *
           Berry Shino Securities
           430 Park Avenue, Suite 610
           New York, New York  10022

         J. David Hakman                                                      128,750(8)                 1.2%
           Hakman Capital Corporation
           1350 Bayshore Highway - Suite 300
           Burlingame, California  94010

         Kent M. Klineman                                                      27,250(9)                  *
           c/o Klineman Assoc., Inc.
           1270 Avenue of the Americas
           New York, New York  10020

                                                                                                      Percent
                                                                         Amount and Nature of            of
   Name and Address of Beneficial Owner                                  Beneficial Ownership(1)      Class(1)
   ------------------------------------                                  -----------------------      --------

   (iii) Named Executive Officers

         Brian F. King                                                        273,333(2)(10)             2.4%
           Concord Camera Corp.
           4000 Hollywood Boulevard
           Presidential Circle - Suite 650N
           Hollywood, Florida 33021

         Keith L. Lampert                                                     171,000(2)(11)             1.5%
           Concord Camera Corp.
           4000 Hollywood Boulevard
           Presidential Circle - Suite 650N
           Hollywood, Florida 33021

         Harlan I. Press                                                       59,000(2)(12)              *
           Concord Camera Corp.
           4000 Hollywood Boulevard
           Presidential Circle - Suite 650N
           Hollywood, Florida 33021

         Urs W. Stampfli                                                        5,000                     *
           Concord Camera Corp.
           4000 Hollywood Boulevard
           Presidential Circle - Suite 650N
           Hollywood, Florida 33021


   (iv)  All executive officers and directors as a group                    1,767,033                   14.3%
         (11 Persons)

--------------------
*      Indicates less than one percent (1%).
(1) For purposes of this table, beneficial ownership was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") based upon information furnished by the persons listed or contained in filings made by them with the U.S. Securities and Exchange Commission ("SEC"); the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of such Act. As of February 29, 2000, the Company had 11,042,254 shares of Common Stock issued and outstanding. All shares were owned directly with sole voting and investment power unless otherwise indicated.
(2) According to Amendment No. 3 to the Schedule 13D filed February 11, 2000, a group comprised of five officers or employees of the Company (Messrs. Ira B. Lampert, Brian F. King, Keith L. Lampert, Harlan I. Press and Arthur Zawodny) (collectively, the "MEP Group") beneficially owned an aggregate of 1,455,783 shares of the Common Stock. Of that total, 239,000 shares and 392,333 options were purchased under the Management Equity Provisions ("MEP") of the Company's Incentive Plan and are subject to the terms of an Amended and Restated Voting Agreement, dated as of February 27, 1997, as amended (the "Voting Agreement") pursuant to which MEP shares are voted in accordance with the will of the holders of a majority of the shares governed by the Voting Agreement. The balance of 83,450 shares and 741,000 options reported under the Schedule 13D amendment were purchased or held outside the MEP. As a result of option exercises and the vesting of additional options, as of February 29, 2000 the MEP Group beneficially owned, in the aggregate, 344,450 shares and 1,119,333 options to purchase Common Stock or 12.0% of 12,161,587 (the number of shares outstanding on that date plus the number of shares that would have been outstanding if all options exercisable within 60 days of February 29, 2000 were exercised). Of that total, 241,000 shares and 390,333 options were subject to the Voting Agreement. See "Certain Relationships and Related Transactions" below.

(3) Includes 705,000 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000 and 203,450 shares owned, as to all of which Mr. Lampert has sole dispositive power. Since Mr. Lampert is part of the MEP Group, the shares and options beneficially owned by him are included in (2) above; the MEP Group is deemed to have acquired the shares and options beneficially owned by any member of the MEP Group described in footnote (2) above.
(4) Includes 31,250 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000.
(5) Includes 6,500 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000.
(6) Includes 9,500 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000 and 10,000 shares held by the Notra Trading Corp., Inc. Profit Sharing Plan, a retirement plan of which Mr. Gindi is a co-trustee and participant. Mr. Gindi disclaims beneficial ownership of the shares held by that plan.
(7) Includes 26,250 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000 and 10,500 shares held by his wife. Mr. Gold disclaims beneficial ownership of the shares held by his wife.
(8) Includes 26,250 shares that may be acquired pursuant to stock options, and 46,500 shares that may be acquired pursuant to warrants, both of which are exercisable within 60 days of February 29, 2000.
(9) Includes 26,250 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000.
(10) Includes 193,333 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000 and 80,000 shares owned, as to all of which Mr. King has sole dispositive power. Since Mr. King is part of the MEP Group, the shares and options beneficially owned by him are included in (2) above; the MEP Group is deemed to have acquired the shares and options beneficially owned by any member of the MEP Group described in footnote (2) above.
(11) Includes 141,000 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000 and 30,000 shares owned, as to all of which Keith Lampert has sole dispositive power. Since Mr. Lampert is part of the MEP Group, the shares and options beneficially owned by him are included in (2) above; the MEP Group is deemed to have acquired the shares and options beneficially owned by any member of the MEP Group described in footnote (2) above.
(12) Includes 35,000 shares that may be acquired pursuant to stock options exercisable within 60 days of February 29, 2000 and 24,000 shares owned, as to all of which Mr. Press has sole dispositive power. Since Mr. Press is part of the MEP Group, the shares and options beneficially owned by him are included in (2) above; the MEP Group is deemed to have acquired the shares and options beneficially owned by any member of the MEP Group described in footnote (2) above.

Comparative Stock Performance

         The graph and table set forth below compare the cumulative total shareholder return on the Common Stock for the years ended June 30, 1995 through June 30, 1999 with the Nasdaq Stock Market - U.S. Index and a Peer Group Index for the same periods. The Peer Group Index is comprised of the members of the S.I.C. Code 3860 (Photographic Equipment and Supplies) as listed in the Nasdaq Stock Market 1999 Fact Book. The graph and table assume an investment of $100 in the Common Stock and each index on June 30, 1994 and the reinvestment of all dividends. The stock performance shown is not intended to forecast, and may not be indicative of, future stock performance.


                      [GRAPH OMITTED, DETAILS LISTED BELOW]

                                                          6/94     6/95     6/96    6/97     6/98      6/99
                                                          ----     ----     ----    ----     ----      ----
              Concord Camera Corp.                         100      154      109      87      202       183
              Nasdaq Stock Market - U.S. Index             100      133      171     208      274       393
              Peer Group Index                             100      102      135     174      152       173

Section 16 Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and ten percent (10%) shareholders to file initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company with the SEC. Directors, executive officers and ten percent (10%) shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company, the Company believes that, during Fiscal 1999, the Company's directors, executive officers and ten percent (10%) shareholders complied with all Section 16(a) filing requirements applicable to them, except as follows. The following individuals filed late reports under Section 16(a) relating to Fiscal 1999: (i) Ira B. Lampert, late filing of a Form 4 due October 10, 1998, reporting the purchase in an open market transaction of 9,370 shares of Common Stock; and (ii) Kent M. Klineman, late filing of a Form 4 due February 10, 1998, reporting the purchase in an open market transaction of 5,000 shares of Common Stock. There are no known failures to file a report required under
Section 16(a) during Fiscal 1999 by any person required to file such reports with respect to the Company.

Certain Relationships and Related Transactions

         At July 3, 1999, the Company was indebted to Mr. Jack C. Benun, former Chief Executive Officer, for certain loans made by him to the Company in the principal amount of $100,000, which amount bears interest at an annual rate of 2% over the prime lending rate. The Company incurred approximately $11,000 in interest expense in Fiscal 1999 in connection with the loans from Mr. Benun and suspended payment of the loans. The Company believes that any amounts which may otherwise have been due Mr. Benun will be offset by the amounts which Mr. Benun will be found to owe the Company when legal claims that the Company has against Mr. Benun are finally arbitrated or adjudicated.

         The Company and Mr. Benun entered into and executed a Pledge Agreement on each of March 7, 1994 and April 6, 1994 to secure the prompt payment of any liability to the Company that Mr. Benun may incur as a result of the matters then under investigation. Mr. Benun was terminated as Chief Executive Officer on July 14, 1994. The Company holds 30,770 shares of the Common Stock owned by Mr. Benun and pledged to the Company pursuant to the Pledge Agreement.

         On August 1, 1994, ELA Enterprises, Inc., a company owned by Eli Arenberg, was granted an option under the Company's Incentive Plan to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share, 10,000 shares at an exercise price of $4.00 per share and 10,000 shares at an exercise price of $5.00 per share, in connection with consulting services provided by Mr. Arenberg to the Company pursuant to the ELA Enterprises, Inc. Consulting Agreement. All options previously granted to Mr. Arenberg were canceled. In addition, ELA Enterprises, Inc. is paid at an hourly rate for consulting services provided to the Company. Under the consulting agreement, ELA Enterprises, Inc. was paid $49,000 and $56,000 for such consulting services and related expenses during the fiscal years ended July 3, 1999 and June 30, 1998, respectively.

         On September 25, 1997, the Company and J. David Hakman entered into an agreement which was subsequently supplemented on March 11, 1998, April 10, 1998, April 21, 1998, June 10, 1998 and September 30, 1998 (the "Hakman Agreement"). Pursuant to the Hakman Agreement, the Company granted warrants to purchase up to 130,000 shares of Common Stock at an exercise price of $4.50 per share to Hakman and Company, Inc. (a corporation controlled by Mr. Hakman and of which he is the Chief Executive Officer and President) in connection with consulting services provided to the Company by Mr. Hakman. As of February 29, 2000, such warrants are vested and currently exercisable as to 46,500 shares of Common Stock. The remainder of the warrants vest upon the completion of certain services by Hakman and Company, Inc. pursuant to the Hakman Agreement. Hakman and Company, Inc. can earn additional fees under the Hakman Agreement by providing certain financial services to the Company in connection with certain acquisitions by the Company and certain debt and/or equity financings by the Company.

         On August 23, 1995, the Compensation Committee of the Board approved stock purchase awards under the Management Equity Provisions of the Company's Incentive Plan pursuant to which 500,000 shares of Common Stock were made available for purchase by senior management of the Company at a price per share equal to $5.375 per share (the closing price of the Common Stock on August 23, 1995) pursuant to binding commitments to be made by such persons by August 31, 1995. The Company received commitments for the purchase of 444,000 shares (the "Purchased Shares"). Each purchaser was also granted the right to receive a contingent restricted stock award covering a number of shares equal to the number of shares he had purchased based upon attainment of increases in shareholder value in accordance with the Incentive Plan. If issued, such contingent restricted shares were to vest over a three-year period and were subject to forfeiture prior to vesting under certain conditions.

         In November 1995, members of the Company's senior management entered into purchase agreements (the "Purchase Agreements") for the Purchased Shares. Pursuant to the Purchase Agreements, each purchaser executed a full recourse note for the purchase price of such shares (each a "Note"; collectively, the "Notes") and pledged the Purchased Shares as security for the payment of the Note. The Notes mature five years from the date of purchase and bear interest at an annual rate of 6%. Concurrently with the execution of their respective Purchase Agreements and Notes, each purchaser entered into a Voting Agreement pursuant to which each purchaser agreed to vote all of his Purchased Shares and contingent restricted stock in accordance with the determination of the holders of a majority of all of the Purchased Shares and contingent restricted stock held by the purchasers. To effect the foregoing, each of the purchasers delivered an irrevocable proxy to Mr. Ira Lampert and agreed that prior to any transfer of Purchased Shares and contingent restricted stock, such purchaser would cause the transferee (i) to agree in writing with Mr. Lampert to be bound by the provisions of the Voting Agreement and (ii) to execute and deliver to Mr. Lampert an irrevocable proxy.

         Pursuant to Amendments to each of the Purchase Agreements dated February 28, 1997 (the "Amendments"), the Company was relieved of its obligation to issue any contingent restricted stock. Instead, each member of the Company's senior management received, as of December 22, 1996, options to purchase that number of shares of Common Stock (the "Option Shares") equal to the number of Purchased Shares purchased by such person, at an exercise price of $1.815 per share. The options vested as to 20% of the Option Shares covered thereby as of December 22, 1996, and the balance of the shares covered thereby began vesting December 31, 1996 in equal monthly installments over a four-year period during the term of employment or consultancy. The unvested portion became vested on August 19, 1998 when the average closing price of the Common Stock was at least $5.00 for 90 consecutive trading days. Concurrently with the Amendments, the Voting Agreement and the irrevocable proxies were amended and restated to include the Option Shares and delete any mention of the contingent restricted stock.

         Pursuant to the Company's Management Equity Provisions, so long as a person remains a member of the management group, such person is required to own shares of Common Stock in an amount not less than 50% of such person's shares issued pursuant to the Management Equity Provisions plus shares issuable upon the exercise of options thereunder.

         In April 1999, the Board approved a conditional release program whereby the Company agreed to forgive a portion of the indebtedness represented by each Note and concurrently release a proportionate number of Purchased Shares held by the Company as security for payment of the Notes. The debt forgiveness and share release program (the "Release Program") began on May 1, 1999 and will continue on January 1 each year through January 1, 2003. The total principal sum subject to forgiveness under the Release Program is $2,387,500, together with interest owed under the Notes. The debt forgiveness is conditioned upon the person's continued employment with the Company. If a person ceases to be an employee or consultant of the Company prior to full forgiveness of the debt, the principal amount of the Note would immediately become due and payable, including any amounts scheduled to be forgiven at a future date.

         As contemplated by the Management Equity Provisions, subsequent to 1995 certain Purchased Shares and the related options were transferred to other eligible members of the Company's senior management upon their execution of the required agreements and Notes. Notes previously delivered to secure payment for such shares were canceled upon delivery of new Notes by current members. The Purchased Shares and options awarded pursuant to the Management Equity Provisions are presently held by Ira B. Lampert, Brian F. King, Keith L. Lampert, Harlan I. Press and Arthur Zawodny.

         In January 2000, the Board further provided that a participant in the Management Equity Provisions would have the right to prepay all or any portion of the indebtedness represented by a Note issued in connection with the purchase of shares, and that the amount so prepaid would be repaid to the participant as deferred compensation at such time as the amount would otherwise have been forgiven in accordance with the Release Program.

         The following are the scheduled release dates, and the total amounts to be forgiven* on such dates, under the Release Program.

--------------------------------------------------------------------------------------------------------------------

                                                                      Total Principal
                                                                    Indebtedness to be      Total Purchased Shares
Releasee                              Release Dates                       Forgiven              to be Released
--------                              -------------                       --------              --------------
--------------------------------------------------------------------------------------------------------------------

Brian F. King             May 1, 1999, and January 1st of 2000,           $430,000                  80,000
                          2001, 2002 and 2003
--------------------------------------------------------------------------------------------------------------------

Ira B. Lampert            May 1, 1999, and January 1st of 2000,         $1,612,500*                300,000
                          2001, 2002 and 2003
--------------------------------------------------------------------------------------------------------------------

Keith L. Lampert          May 1, 1999, and January 1st of 2000,           $296,625*                 55,000
                          2001, 2002 and 2003
--------------------------------------------------------------------------------------------------------------------

Harlan I. Press           January 6, 2000, and January 1, 2001,            $10,750                   2,000
                          2002 and 2003
--------------------------------------------------------------------------------------------------------------------

Arthur Zawodny            May 1, 1999, and January 1st of 2000,            $37,625                   7,000
                          2001, 2002 and 2003
--------------------------------------------------------------------------------------------------------------------

         *        These amounts have been prepaid.


         Ira Lampert and Keith Lampert have each prepaid in full the debts represented by their Notes and, assuming their continued employment with the Company, will be entitled to receive deferred compensation in lieu of the amounts scheduled to be forgiven under the Release Program.

Indebtedness of Management

         Brian King, Ira Lampert and Keith Lampert are the only executive officers who owed more than $60,000 to the Company under the Notes at any time since the beginning of Fiscal 1999. The amount set forth in the release schedule above, under "Total Principal Indebtedness to be Forgiven," is the largest amount of indebtedness that was outstanding at any time since the beginning of Fiscal 1999 under the Note of each such executive officer. As stated above, the amounts owed to the Company by Ira Lampert and Keith Lampert have been prepaid in full. As of February 29, 2000, the amount outstanding under the Note of Brian King was $342,108 as a result of his purchases pursuant to the Purchase Agreements.

                                  PROPOSAL TWO:

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                          TO AUTHORIZE PREFERRED STOCK

         The Board proposed and recommends that the Certificate be amended to authorize 1,000,000 shares of preferred stock, no par value per share ("Preferred Stock"), which would have such voting powers, designations, preferences, and relative, participating, optional and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board may designate for each class or series issued from time to time. These would include, but not be limited to (A) the designation of each class or series and the number of shares that will constitute each such class or series; (B) the dividend rate for such class or series; (C) the price at which, and the terms and conditions on which, the shares of such class or series may be redeemed, if such shares are redeemable; (D) the voting rights, if any, of shares of such class or series; and (E) the terms and conditions, if any, upon which shares of such class or series may be converted into shares of other classes or series of shares of the Company, or other securities.

         The Company currently does not have any shares of preferred stock authorized. All 1,000,000 shares of Preferred Stock would be available for issuance without further action by the shareholders of the Company, and the Company does not intend to seek shareholder approval prior to any issuance of Preferred Stock, unless otherwise required by law or by NASDAQ National Market rules. The Board has no present plans for issuance of any shares of Preferred Stock, nor does it have any present plans to apply for the listing of the Preferred Stock on a national securities exchange or quotation on a securities quotation system.

         The proposed authorization of Preferred Stock is deemed desirable in that it would enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, mergers, acquisitions, or other purposes. Having such authorized shares available for issuance in the future would allow shares to be issued without the expense and delay of a special shareholders' meeting.

         The authorized but unissued shares of Preferred Stock could also be used to impede a change in control of the Company. Under certain circumstances, such shares could be used to deter persons seeking to effect a takeover or to otherwise gain control of the Company. For example, a class or series of Preferred Stock could be designated that would be convertible into Common Stock upon the acquisition by a third party of a specified percentage of the Company's voting stock. The conversion of the Preferred Stock would dilute the voting power of the acquiror, and would make subsequent transactions the acquiror may wish to effect more difficult or costly. Use of the Preferred Stock in the foregoing manner may be disadvantageous to shareholders who would deem the attempted takeover efforts as desirable. (The Board is not currently aware of any planned takeover efforts.) Further, this proposal may be disadvantageous to shareholders in that Preferred Stock with disproportionate voting rights may be used to entrench management, making it more difficult to remove directors at a time when the shareholders would prefer to do so. Preferred Stock may also be used to prevent or discourage offers to purchase blocks of Common Stock, the results of which purchases may cause uncharacteristic or artificial changes in the market place of the Common Stock.

         The Board is seeking shareholder approval of the amendment to the Certificate of Incorporation to authorize Preferred Stock. The affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment. The Board recommends a vote FOR the amendment to the Certificate to authorize Preferred Stock and it is intended that shares represented by the enclosed form of proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.

                                 PROPOSAL THREE:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Ernst & Young, independent public accountants, was appointed by the Board to audit the Company's financial statements for Fiscal 2000. This firm has acted as independent public accountants for the Company since 1996. A representative of Ernst & Young is expected to attend the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

         The Board is seeking shareholder approval of its selection of Ernst & Young since it is customary for a public company to obtain shareholder approval of its auditors. If shareholders do not approve the appointment of Ernst & Young as the auditors of the Company for Fiscal 2000 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.

         The affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the Annual Meeting is required for shareholder approval. The Board recommends a vote FOR the ratification of the appointment of Ernst & Young as independent auditors for the Company for Fiscal 2000.


                                OTHER INFORMATION

Shareholder Proposals for 2001 Annual Meeting

         Under the rules of the SEC, any shareholder proposal intended to be presented at the Company's 2001 annual meeting of shareholders must be received by the Secretary of the Company at its executive offices no later than November 24, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

         If a shareholder notifies the Company of an intent to present a proposal at the Company's 2001 annual meeting of shareholders less than 60 days before the meeting (and for any reason the proposal is voted on at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Expenses of Solicitation

         The cost of this proxy solicitation will be borne by the Company. In addition to the use of the mails, some regular employees of the Company, without additional remuneration, may solicit proxies personally or by telephone or facsimile. The Company will reimburse brokers, dealers, banks, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners of Common Stock.

Other Business

         As of the date of this proxy statement, the Board knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the Annual Meeting, or any of its adjournments, the persons named as proxies will vote on such matters in their discretion.



March 24, 2000

PROXY
                              CONCORD CAMERA CORP.
                 4000 Hollywood Boulevard, Presidential Circle -
                      Suite 650N, Hollywood, Florida 33021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2000

         The undersigned hereby appoints Brian F. King and Harlan I. Press, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to attend and represent the undersigned at the Annual Meeting of Shareholders of Concord Camera Corp. (the "Company") to be held on April 24, 2000, and at any adjournments thereof, and to vote thereat the number of shares of common stock of the Company the undersigned would be entitled to vote if personally present in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

                                     Dated:______________________________, 2000

                                     Signature:_______________________________

                                     _________________________________________
                                     Signature if jointly held

                                     Please sign exactly as name appears above.
                                     For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

               [ ] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

1.       ELECTION OF DIRECTORS.

         NOMINEES: Ira B. Lampert, Eli Arenberg, Ronald S. Cooper, Morris H. Gindi, Joel L. Gold, J. David Hakman and Kent M. Klineman.

         [  ]     FOR ALL nominees listed above.

         [  ]     FOR ALL nominees listed above EXCEPT__________________________
                  ______________. (Instruction: To withhold authority to vote on any individual nominee, write the name above.)

         [  ]     WITHHOLD AUTHORITY to vote for all nominees listed above.

2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY TO ISSUE UP TO 1,000,000 SHARES OF PREFERRED STOCK.

         [  ]     FOR the Amendment.

         [  ]     AGAINST the Amendment.

         [  ]     ABSTAIN


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


3. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 1, 2000.

         [  ]     FOR

         [  ]     AGAINST

         [  ]     ABSTAIN

If no specification is made, this proxy will be voted FOR Proposals 1 through 3 listed above.

4. ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.




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